Exhibit 99.1

DSP Group, Inc. Announces Preliminary Results of Annual Meeting

Dr. Reuven Regev, Norman Rice, Gabi Seligsohn and Norman Taffe Elected to the Board

SAN JOSE, Calif., June 11, 2013—DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today that, based on preliminary estimates of voting results from the Company’s 2013 Annual Meeting held yesterday, stockholders elected four directors to DSP Group’s Board of Directors. Two of the four elected directors were recommended by the Company, Dr. Reuven Regev and Gabi Seligsohn, and two of the elected directors, Norman Rice III and Norman Taffe, were nominated by Starboard Value LP, our second largest stockholder. These four independent directors are expected to be seated following the certification of the voting results. In addition to the election of four directors, the stockholders also approved four of the Company’s other proposals.

Patrick Tanguy, non-executive Chairman of DSP Group, stated, “We are grateful to our stockholders for supporting the election of Dr. Regev and Mr. Seligsohn, we welcome Norman Rice and Norman Taffe to DSP Group, and look forward to working collaboratively with them as directors to enhance value for all stockholders.” Mr. Tanguy also stated, “On behalf of the Company and its Board of Directors, I would like to thank Eli Ayalon, who led our Company for the last 17 years and Zvi Limon, a key contributor to the Company and the Board during the past 14 years, for their leadership, outstanding contributions and many years of service to the Company and its stockholders.”

Jeffrey C. Smith, Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, stated, “On behalf of Starboard, I would like to express our sincere gratitude to our fellow DSP Group stockholders for their support. We believe the Company has strong products which drive cash flow to support interesting and exciting technologies. The continued

strength of the management team and Board should help to create value from these opportunities. Norman Rice and Norman Taffe are highly qualified, capable, and ready to serve stockholders to the best of their ability. They will help make DSP Group a stronger, and ultimately, more valuable company over the long term.”

Ofer Elyakim, DSP Group’s Chief Executive Officer, added, “It was a toughly fought election, but it is now time to put our differences behind us to work together as a unified Board in the best interests of all stockholders. Our Board and management hope to benefit from the experience and insights of Messrs. Rice, Seligsohn and Taffe and appreciate their willingness to join and contribute to our future success.”

Messrs. Rice, Seligsohn and Taffe stated, “We want to thank stockholders for their support in electing us to DSP Group’s Board. We know that DSP Group has great products and significant potential, and we look forward to working constructively with the Board and the Company’s management and employees towards enhancing long term value at DSP Group for the benefit of all stockholders.”

Biographical information regarding the four directors elected is presented below:

Dr. Reuven Regev, 63, has served as one of our directors since January 2011. Dr. Regev is the Chairman and Chief Executive Officer of Topscan Ltd, a computer peripheral electronic devices company which he founded in 2008. Dr. Regev has also served as the Chairman of Flexicath Ltd, a medical devices company, since 2009. From 2006 to 2008, Dr. Regev served as Chief Executive Officer and a board member of Karmelsonix Ltd., a medical devices company focused on Asthma treatment and listed on the Australian Stock Exchange. Between 1995 and 2005, Dr. Regev served as the CEO of Vectory Ltd, the High-Tech investment arm of Elbit Imaging, a NASDAQ-listed company. Dr. Regev received a B.Sc. and an M.Sc in Electrical Eng. Communications and Control Systems from the Technion, Israel. He received an M.Sc. and a Ph.D. in Industrial Engineering and Management from Stanford University, California.

Norman J. Rice, III, age 39, has been the Managing Partner of New Castle Capital Group, LLC, where he focuses on building capital, client and exit relationships in the technology and new media segment, since July 2010. Norman has a strong track record as both a successful entrepreneur and a turn-around specialist in the high technology marketplace. From June 2005 until March 2009, Mr. Rice was the Vice President of the Communications, Media and Entertainment (CME) Vertical Business Unit of CA, Inc. (n/k/a CA Technologies, Inc.) (NASDAQ: CA), an independent enterprise information technology management software and solutions company. From March 2005 until June 2005, Mr. Rice served as Vice President of Business Development of the Aprisma Management Technologies Business Unit of Concord Communications, Inc., a provider of network service management software solutions, until its acquisition by CA, Inc. in June 2005. Prior to that, Mr. Rice was the Vice President of Business and Corporate Development at Aprisma Management Technologies, Inc., a company that provided Network assurance solutions, from January 2002 until its acquisition by Concord Communications, Inc. in February 2005. From May 2000 until October 2001, Mr. Rice was the Director of Software Solutions and Business Development of HoustonStreet Exchange, Inc., a subsidiary of BayCorp Holdings, Ltd. (AMEX: MWH). Mr. Rice also served in technology consulting and business development roles in the United States and Europe for MicroStrategy, Inc. (NASDAQ: MSTR), from March 1999 to May 2000. In addition, Mr. Rice served as an Advisory Board Member of vKernel (n/k/a Quest Software), a then leading provider of performance and capacity management software that ensures vm performance of VMware, Hyper-V and Red Hat environments from June 2009 to January 2011. Mr. Rice has also served on the Board of Directors of Nitro Security Inc. (n/k/a McAfee, Inc.), a then leading provider of security information and event management (SIEM) solutions that provides complete visibility and situational awareness to protect critical information and infrastructure, from July 2007 to September 2008. Mr. Rice holds Masters degrees in Engineering and Management from Dartmouth College and a Bachelor of Science from the University of Michigan.

Gabi Seligsohn, 46, has served as the President and Chief Executive Officer of Nova Measuring Instruments (NASDAQ: NVMI), a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market (“Nova”), since August 2006. Having joined Nova in 1998, Mr. Seligsohn has served in several key positions in the company, including as the Executive Vice President, Global Business Management Group from August 2005 to August 2006. From August 2002 until August 2005, Mr. Seligsohn was President of Nova’s U.S. subsidiary, Nova Inc. Prior to that, he was Vice President Strategic Business Development at Nova Inc. where he established Nova’s OEM group managing the Applied Materials and Lam Research accounts between the years 2000 to 2002. From 1998 to 2000 he served as Global Strategic Account Manager for the company’s five leading customers. Mr. Seligsohn joined Nova after serving as a Sales Manager for key financial accounts at Digital Equipment Corporation. Mr. Seligsohn holds an LL.B. from the University of Reading in England. He was voted CEO of the year for the Israeli Hi-Tech industry by the Israeli management institute in 2010.

Norman P. Taffe, age 46, has served as a member of the Board of Directors of Integrated Device Technology, Inc. (NASDAQ: IDTI), a mixed-signal semiconductor solutions company, since October 2012. He is also Chairman of the Board of Directors of the Second Harvest Food Bank, a non-profit organization, where he has served as a board member since July 2008. Previously, Mr. Taffe served as the Executive Vice President of Consumer and Computation Division of Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress”), a provider of high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value, from May 2005 until May 2012. Prior to that, Mr. Taffe held numerous positions with Cypress, including Marketing Director of the programmable logic and interface products divisions from April 1999 to July 2001, Managing Director of Cypress’ mergers and acquisitions and venture funds from July 2001 to September 2002, Managing Director of the wireless business unit from September 2002 to January 2005, and Vice President of the Personal Communications Division from January 2005 to May 2005. Mr. Taffe also served as a member of the Board of Directors of Cypress Envirosystems, a Cypress-funded independent company that develops system-level products for reducing energy costs with wireless technology, from September 2007 to February 2013. He completed the Program for Management Development at Harvard Business School and has a Bachelor of Science degree in Electrical Engineering from the University of Michigan.

About DSP Group

DSP Group®, Inc. (NASDAQ:DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

About Starboard Value

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Contact

Christopher Basta

DSP Group, Inc.

Tel: +1-408-240-6844

Cell: +1-631-796-5644

chris.basta@dspg.com